Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 8, 2004, except with respect to the matters described in the fifth paragraph of the report, as to which the date is October 8, 2004, with respect to the consolidated balance sheet of Global Crossing Limited and subsidiaries (the “Company”) as of December 31, 2003 (Successor Company balance sheet), and the related consolidated statements of operations and comprehensive income (loss), stockholders’ equity (deficit) and cash flows for the period from December 10, 2003 to December 31, 2003 (Successor Company operations), for the period from January 1, 2003 to December 9, 2003, and the year ended December 31, 2002 (Predecessor Company operations) and the related financial statement schedule appearing in the Annual Report of Global Crossing Limited on Form 10-K for the year ended December 31, 2004. We hereby consent to the incorporation by reference of said report in the Registration Statement of Global Crossing Limited on Form S-8 (File No. 333-121079, effective December 8, 2004).

/s/ GRANT THORNTON LLP

New York, New York

March 15, 2005